GUARANTY (SPV INDEBTEDNESS)


                  GUARANTY, dated as of April 1, 1997, of TRITON INVESTMENTS LIMITED, a Bermuda corporation ("Guarantor"), in favor of TRITON AVIATION SERVICES III LLC, a California limited liability company ("Lender").

                              W I T N E S S E T H:

                  WHEREAS, Triton Aviation Services Limited, a Bermuda corporation and a majority-owned and controlled subsidiary of Guarantor ("TASL") is the record and beneficial owner of 99% of the member interests in each of Lender and Triton Aviation Services II LLC, Triton Aviation Services IV LLC and Triton Aviation Services V LLC, each a California limited liability company (each a "Triton LLC"; collectively, the "Triton LLC's"); and

                  WHEREAS, Guarantor, as the majority owner of TASL, will derive substantial direct and indirect economic benefit from the making of loans from time to time by Lender to the Triton LLC's ("SPV Loans"); and

                  WHEREAS, in connection with the making of SPV Loans from time to time to the Triton LLC's, Lender is requiring that Guarantor shall have executed and delivered this Guaranty;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lender to make SPV Loans, it is agreed as follows:

                  1. DEFINITIONS. The following shall have (unless otherwise provided elsewhere in this Guaranty) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

         "Letter of Credit" means an irrevocable direct pay letter of credit issued by a bank (i) whose long term debt is rated "AA" or better by Thompson's Bankwatch or (ii) rated "AA" or better by Standard & Poor's in the Financial Institutions Rating Service and that is payable upon presentation by the beneficiary of such Letter of Credit of a sight draft (it being understood, but without any impairment of the issuing bank's obligations under such Letter of Credit, that the beneficiary shall not present such sight draft unless (x) there has been a default under the promissory note secured by such Letter of Credit or





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(y) the Letter of Credit would expire within 45 days of such presentation and an extension of such expiration date shall not have been granted nor an acceptable replacement Letter of Credit been provided).

         "Obligations" means all obligations of any kind or nature, present or future, owed by any of the Triton LLC's to Lender with respect to any SPV Indebtedness incurred by such Triton LLC.

         "SPV Indebtedness" means any and all monies borrowed by a Triton LLC from Lender pursuant to an SPV Loan.

         References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

                  2. THE GUARANTY. The guaranty of Guarantor hereunder is as follows:

                  2.1. Guaranty of Obligations of Triton LLC's. Guarantor hereby unconditionally guarantees to Lender, and its respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations. Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                           (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any SPV Indebtedness or any other agreement, document or instrument to which the Triton LLC's, Lender and/or Guarantor is or are or may become a party;

                           (b) the absence of any action to enforce this Guaranty, any SPV Indebtedness or any other agreement, document or instrument to which the Triton LLC's, Lender and/or Guarantor is or are or may become a party, or the waiver or consent by Lender with respect to any of the provisions thereof;

                           (c) the existence, value or condition of, or failure to perfect its lien against, any security for the Obligations or any





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         action,  or the  absence of any  action,  by Lender in respect  thereof
         (including, without limitation, the release of any such security); or

                           (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until the payment and performance, in full, of the Obligations. Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations. Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to proceed in respect of the Obligations against any Triton LLC or any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, Guarantor. Guarantor agrees that any notice or directive given at any time to Lender which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Lender has specifically agreed otherwise in writing. It is agreed among Guarantor and Lender that the foregoing waivers are of the essence of the transactions contemplated in connection with the making of SPV Loans and that, but for this Guaranty and such waivers, Lender would decline to make such SPV Loan(s).
                  2.2. Additional Provisions Relating to SPV Indebtedness. (a) Guarantor hereby acknowledges and agrees that it is a condition to the incurrence of each SPV Loan that the Triton LLC incurring such SPV Indebtedness obtain a Letter of Credit in favor of Lender in an amount equal to the outstanding principal amount of such SPV Loan plus six months interest thereon (calculated at the lesser of 10% per annum and the maximum rate under applicable law) and Guarantor hereby agrees that it will cause such Triton LLC to obtain and maintain in existence such Letter of Credit so long as there is any SPV Indebtedness outstanding under such SPV Loan.

         (b) Upon the failure of a Triton LLC to pay any amounts demanded under any promissory note evidencing any SPV Indebtedness, Guarantor (i) hereby waives, releases and disclaims any right of subrogation, reimbursement, contribution or other similar rights against the Triton LLC that is the borrower in respect of such SPV Indebtedness, (ii) is hereby deemed to release, forgive and discharge such Triton LLC from any obligation of such Triton LLC to pay any amount to Guarantor in the event that Guarantor is obligated to make any payment hereunder or to the issuer of any Letter of Credit with respect to such SPV





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







Indebtedness; provided, however that any such payment by Guarantor hereunder or to the issuer of any Letter of Credit shall be deemed to be a capital contribution by Guarantor to such Triton LLC.

                  2.3. Demand by Lender. In addition to the terms of the Guaranty set forth in Sections 2.1 and 2.2 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if the then outstanding principal amount of any of the Obligations (together with all accrued interest thereon) is declared to be immediately due and payable, then Guarantor shall, upon demand in writing therefor by Lender to Guarantor but subject to Section 2.6(b) hereof, pay to Lender the entire outstanding Obligations due and owing to Lender.

                  2.4. Enforcement of Guaranty. In no event shall Lender have any obligation (although it is entitled, at its option) to proceed against any Triton LLC or any other Person or any Letter of Credit or any real or personal property pledged to secure the Obligations before seeking satisfaction from Guarantor. Lender may proceed, prior or subsequent to, or simultaneously with, the enforcement of Lender's rights hereunder, to exercise any right or remedy which it may have against any Letter of Credit or any property, real or personal, as a result of any lien it may have as security for all or any portion of the Obligations.

                  2.5. Waiver.  In addition to the waivers  contained in Section
2.1 or 2.2 hereof, Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Lender of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in any Triton LLC's financial condition or any other fact which might materially increase the risk to Guarantor) with respect to any of the Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Lender or any Triton LLC of any kind. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Lender or against any Triton LLC of any kind which may arise in the future.





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







                  2.6. Benefit of Guaranty.  (a) Except as provided in paragraph
(b) below, the provisions of this Guaranty are solely for the benefit of Lender and its successors, transferees, endorsees and assigns. Nothing herein contained shall impair, as between any Triton LLC and Lender, the obligations of such Triton LLC under any SPV Indebtedness. In the event all or any part of the Obligations are transferred, indorsed or assigned by Lender to any Person or Persons, any reference to "Lender" herein shall be deemed to refer equally to such Person or Persons.

                  (b) Guarantor and Lender agree that this Guaranty is executed in part to induce Polaris Aircraft Income Fund III, a California limited partnership ("Polaris"), to enter into that certain Purchase, Assignment and Assumption Agreement dated as of April, 1997 with Lender and to accept the delivery by Lender of that certain Promissory Note effective as of April 1, 1997 in connection therewith, and accordingly the provisions of this Guaranty are hereby declared to be for the benefit of Polaris and its successors, transferees, endorsees and assigns, and may be enforced by them. Guarantor and Lender further agree that in the event Polaris notifies Guarantor that any amounts are due and owing to it by Lender, then until such notice has been revoked by Polaris, any payments to be made by Guarantor hereunder shall instead be made by Guarantor directly to Polaris and Polaris shall apply all payments received from Guarantor in the same manner as though paid directly by Lender.

                  2.7. Modification of Obligations, Etc. If Lender shall at any time or from time to time, with or without the consent of, or notice to,
Guarantor:

                           (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;

                           (b) take any action under or in respect of any SPV Indebtedness in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or
         waive  or  refrain  from  exercising  any  such  remedies,   powers  or
         privileges;

                           (c) amend or modify, in any manner whatsoever, any document, instrument or agreement with respect to SPV Indebtedness;

                           (d) extend or waive the time for any of Guarantor's, any Triton LLC's or other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under any document, instrument or agreement with respect to SPV





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






         Indebtedness, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                           (e) take and hold security or collateral for the payment of the Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Lender has been granted a lien, to secure any indebtedness of Guarantor or any Triton LLC to Lender;

                           (f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or any Triton LLC to Lender;

                           (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or any Triton LLC are subordinated to the claims of Lender and/or

                           (h) apply any sums by whomever paid or however realized to any amounts owing by Guarantor or any Triton LLC to Lender in such manner as Lender shall determine in its discretion;

then Lender shall not incur any liability to Guarantor pursuant hereto as a result thereof, and no such action shall impair or release the obligations of Guarantor under this Guaranty.

                  2.8. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Triton LLC or Guarantor for liquidation or reorganization, should such Triton LLC or Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Triton LLC's or Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Lender, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.






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







                  2.9. Waiver of Claims, Etc. If Lender may, under applicable law, proceed to realize its benefits under any SPV Indebtedness, giving Lender a lien upon any collateral, whether owned by the Triton LLC that is the borrower under such SPV Indebtedness or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against a Triton LLC or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantor hereby consents to such action by Lender and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against a Triton LLC or any other Person shall not impair Guarantor's obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the under any SPV Indebtedness, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

                  2.10. Continuing Guaranty. Guarantor agrees that this Guaranty is a continuing guaranty and shall remain in full force and effect until the payment and performance in full of the Obligations.

                  3. REPRESENTATIONS AND WARRANTIES. To induce Lender to make SPV Loans from time to time, Guarantor makes the following representations and warranties to Lender, each and all of which shall survive the execution and delivery of this Guaranty:

                  3.1. Corporate  Existence;  Compliance with Law. Guarantor (i)
is a corporation duly organized, validly existing and in good standing under the laws of Bermuda; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for





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jurisdictions  in which such  failure  so to  qualify or to be in good  standing would not have a materially adverse effect on (A) the business, operations, prospects or financial condition of Guarantor or (B) Guarantor's ability to pay the Obligations in accordance with the terms hereof); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its articles of incorporation and by-laws or other organizational documents; and (vi) is in compliance with all applicable provisions of law where the failure to so comply would have a materially adverse effect on (A) the business, operations, prospects, assets or financial or other condition of Guarantor or (B) the Guarantor's ability to pay the Obligations in accordance with the terms hereof.

                  3.2. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance of this Guaranty and all other instruments and documents to be delivered by Guarantor hereunder and under the Purchase Agreement are within Guarantor's corporate powers, have been duly authorized by all necessary or proper corporate action, including the consent of stockholders where required, are not in contravention of any provision of Guarantor's articles of incorporation or by-laws (or other organizational documents), will not violate any law or regulation, or any order or decree of any court or governmental instrumentality, will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, will not result in the creation or imposition of any lien upon any of the property of Guarantor and the same do not require the consent or approval of any governmental body, agency, authority or any other Person except those already obtained. At or prior to the closing date for any SPV Indebtedness, this Guaranty shall have been duly executed and delivered for the benefit of or on behalf of Guarantor, and shall then constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and, with respect to the enforceability of this Guaranty, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).






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                  3.3. No Material  Adverse  Change.  Since  December  31, 1996,
there has been no material adverse change in the business, financial condition, results of operations or liabilities of Guarantor.

                  4. NO ASSIGNMENT. Neither Guarantor nor Lender may assign their respective rights or delegate their respective duties under this Guaranty.

                  5. FURTHER ASSURANCES. Guarantor agrees, upon the written request of Lender, to execute and deliver to Lender, from time to time, any additional instruments or documents reasonably considered necessary by Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

                  6. PAYMENTS FREE AND CLEAR OF TAXES. All payments required to be made by Guarantor hereunder shall be made to Lender free and clear of, and without deduction for, any and all present and future taxes, withholdings, levies, duties, and other governmental charges ("Taxes"), excluding such income and franchise taxes thereof which would otherwise have been payable by Lender if the Triton LLC that is the borrower under any SPV Indebtedness, as the case may be, had paid the Obligations to Lender in accordance with the terms of any SPV Indebtedness. Upon request by Lender, Guarantor shall furnish to Lender a receipt for any Taxes paid by Guarantor pursuant to this Section 6 or, if no Taxes are payable with respect to any payments required to be made by Guarantor hereunder, either a certificate from each appropriate taxing authority or an opinion of counsel acceptable to Lender, in either case stating that such payment is exempt from or not subject to Taxes. If Taxes are paid by Lender in the good faith belief that such taxes are owing, Guarantor will, upon demand of Lender, and whether or not such Taxes shall be correctly or legally asserted, indemnify Lender for such payments, together with any interest, penalties and expenses in connection therewith plus interest thereon at the lesser of 10% or the maximum rate under applicable law. Lender shall thereafter cooperate in a commercially reasonable manner with Guarantor in seeking any refunds of such taxes, interest, penalties and expenses which refunds and any interest thereon shall be paid by Lender to Guarantor within five (5) business days of receipt by Lender; provided, that in no event shall Lender be required to expend its own funds in seeking any such refund and provided, further, that any expenses incurred in connection therewith shall be paid by Guarantor.

                  7.  MISCELLANEOUS.

                  7.1. Entire Agreement; Amendments. This Guaranty, together with any documents, instruments and agreements with respect to SPV Indebtedness,





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constitutes the entire agreement between the parties with respect to the subject matter  hereof and  supersedes  all prior  agreements  relating to a guaranty of
payment  and   performance  of  the  Obligations  and  may  not  be  amended  or supplemented except by a writing signed by Guarantor, Lender and Polaris.

                  7.2.   Headings.   The  headings  in  this  Guaranty  are  for
convenience of reference only and are not part of the substance of this Guaranty.

                  7.3. Severability. In the event that any one or more of the provisions contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Guaranty shall not be in any way impaired.

                  7.4. Notices. All notices, demands, declarations and other communications required by this Guaranty shall be in writing and shall be effective (i) if given by facsimile, when transmitted, (ii) if given by registered or certified mail, three (3) Business Days after being deposited with the U.S. Postal Service, (iii) if given by courier, when received, or (iv) if personally delivered, when so delivered, addressed:

                  (a)  If to Lender at:

                           Triton Aviation Services III LLC
                           55 Green Street, Suite 500
                           San Francisco, CA 94111
                           Attention: President
                           Telecopy Number:  (415) 398-9184


                  With a copy to:

                    Polaris Investment Management Corporation
                           201 High Ridge Road
                           Stamford, Connecticut  06927-4900
                           Attention:
                           Telecopy Number: (203) 357-4585






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or to such other address as Lender may from time to time designate in writing to
Guarantor.


                  (b)      If to Guarantor, at:

                           Triton Investments Limited
                           55 Green Street, Suite 500
                           San Francisco, CA 94111
                           Attention: President
                           Telecopy Number:  (415) 398-9184

or to such other address as Guarantor may from time to time designate in writing to Lender.

                  (c)  If to Polaris at:

                  c/o Polaris Investment Management Corporation
                           201 Mission Street, 27th Floor
                           San Francisco, CA 94105
                           Attention: President
                           Telecopy Number: (415) 284-7460

                  With a copy to:

                  c/o Polaris Investment Management Corporation
                           201 High Ridge Road
                           Stamford, Connecticut  06927-4900
                           Attention:  Portfolio Management
                           Telecopy Number: (203) 357-4585

or to such other address as Polaris may from time to time designate in writing to Lender and Guarantor.

                  7.5. Binding Effect. This Guaranty shall bind Guarantor and shall inure to the benefit of Lender and its respective successors and assigns. Guarantor may not assign this Guaranty.






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                  7.6. Non-Waiver. The failure of Lender to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against Lender, nor excuse Guarantor from its Obligations hereunder. Any waiver of any such right or remedy by Lender must be in writing and signed by Lender.

                  7.7. Termination. This Guaranty shall terminate and be of no further force or effect at such time as the Obligations shall be paid and performed in full. Upon payment and performance in full of the Obligations, Lender shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

                  7.8. Governing Law. The terms of this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of California (exclusive of any rules as to conflict of laws) and the laws of the United States applicable therein. Guarantor hereby submits to personal jurisdiction and waives any objection as to venue in the County of San Francisco, State of California. Service of process on Guarantor in any action arising out of or relating to this Guaranty shall be effective if mailed to Guarantor in accordance with Section 7.4 hereof. Nothing herein shall preclude Lender from bringing suit or taking other legal action in any other jurisdiction.

                  7.9. Counterparts. This Guaranty may be executed in any number of counterparts which shall individually and collectively constitute one agreement.





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








                  IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first above written.


                                           TRITON INVESTMENTS LIMITED



                                           By: /S/ STEVEN C. WIGHT
                                              ---------------------
                                              Name:  STEVEN C. WIGHT
                                              Title: EXECUTIVE VICE PRESIDENT



Accepted and acknowledged by:

TRITON AVIATION SERVICES III LLC

By:      Triton Aviation Services Limited,
         its Manager



By: /S/ JOHN E. FLYNN
   -----------------------------
   Name:  JOHN E. FLYNN
   Title: PRESIDENT





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







Solely in its capacity as a
third party beneficiary,

POLARIS AIRCRAFT INCOME FUND III


By:      Polaris Investment Management Corporation,
         General Partner



By: /S/ MARC A. MEICHES
   -----------------------------
   Name:  MARC A. MEICHES
   Title: VICE PRESIDENT






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